Associated Banc-Corp 2026 Fixed Income Investor Presentation May 5, 2026

Important Disclosures 2 Forward-looking statements: Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should," “intend,” "target," “outlook,” "project," "guidance," "forecast," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward- looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include the ability to integrate the American National Bank (“ANB”) business successfully and in a timely manner; the possibility that the anticipated benefits of the ANB transaction are not realized when expected or at all; the possibility that the ANB transaction may be more expensive to integrate than anticipated; and such other risk factors as identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP measures: This presentation includes certain non-GAAP financial measures. These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Unless otherwise noted, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

ASB Presenters 3 ▪ Derek S. Meyer joined Associated Bank in August 2022 and is the executive vice president and chief financial officer. He is responsible for the company’s financial management. He also serves on the executive leadership team for Associated. ▪ Meyer has over 30 years of experience in banking including 21 years in finance and 12 years in retail and commercial roles. Previously he served as corporate treasurer of Huntington Bank. During his 22-year tenure at Huntington, Meyer held various senior leadership roles and was responsible for crucial finance functions, including treasury, financial planning and analysis, stress testing, mergers and acquisition due diligence, regulatory matters and process and controls implementation. He was also instrumental in driving the bank’s financial strategy, expanding revenue and positively impacting margins. ▪ Meyer holds an MBA in finance from Ohio State University Fisher College of Business and a Bachelor of Science degree in economics from Ohio State University. He previously served on the Volunteers of America OH and IN board of directors. Derek Meyer – EVP, Chief Financial Officer Andrew Arnold – EVP, Corporate Treasurer ▪ Andrew Arnold joined Associated Bank in 2010 and is the executive vice president and corporate treasurer. He is responsible for management of the bank’s interest rate risk exposure, liquidity, funding and investment portfolio and capital activities. ▪ With nearly 25 years of finance experience, Arnold joined Associated as an asset and liability senior analyst. In 2020, he was promoted to the role of senior vice president, assistant treasurer and director of liability management and most recently served as interim corporate treasurer. Prior to joining Associated, Arnold held senior capital market analyst and corporate treasury and business analyst roles at other financial institutions. ▪ Arnold holds a bachelor’s degree in finance from the University of Wisconsin. Patrick Ahern – EVP, Chief Credit Officer & Chicago Market President ▪ Patrick E. Ahern joined Associated Bank in 2010 and is currently the executive vice president and chief credit officer and Chicago market president. He also serves on the executive leadership team for Associated. ▪ Ahern brings more than 30 years of banking experience to Associated Bank, including multiple leadership roles in commercial real estate and credit functions. ▪ Ahern holds a Master of Business Administration degree with a concentration in real estate from DePaul University and a Bachelor of Science in finance from the University of Wisconsin – Whitewater. He currently sits on the management committee and serves as treasurer for Urban Land Institute – Chicago chapter.

Associated Banc-Corp (NYSE: ASB)1 4 With origins dating back to 1861, ASB is the largest bank holding company based in Wisconsin2 $46B Assets $32B Loans $5B Equity $36B Deposits 184 Branches ~4,000 Employees 10.47% CET1 Ratio 13.02% Total Capital Ratio Commercial & Business Lending 42% Commercial Real Estate 23% Consumer 35% Noninterest- Bearing 17% Savings 16% Interest-Bearing 22% MMA 17% Network 5% Brokered CDs 10% Customer CDs 12% Average Loans Average Deposits 1 All figures as of or for the quarter ended March 31, 2026 unless otherwise noted. 2 Based on assets as of December 31, 2025. 3 As of April 1, 2026. Branch Footprint States3 Loan Production Offices

Disciplined Approach to Risk Management

$3.8 $3.9 $4.0 $4.1 $4.1 $7.3 $7.0 $7.0 $6.9 $6.8 $7.3 $7.5 $7.3 $7.3 $7.3 $11.7 $12.1 $12.5 $12.7 $13.0 $30.1 $30.5 $30.8 $31.0 $31.3 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Quarterly Loan Trends 6 Average Quarterly Loans ($ in billions) Period End Loan Change 12/31/25 to 3/31/26 ($ in millions) $(66) $(20) $7 $21 $30 $123 $540 Commercial & Industrial Home Equity & Other Consumer CRE-Construction Residential Mortgage Auto Finance Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer CRE-Investor CRE-Owner Occupied Strong period end C&I loan growth of 5% helped drive total loan growth of 2% in 1Q

Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 172,257$ 1.43% 198,793$ 1.53% 208,208$ 1.54% CRE - Investor 79,149 1.41% 58,742 1.12% 53,899 1.02% CRE - Construction 59,873 3.31% 64,542 3.24% 69,810 3.30% Residential Mortgage 34,160 0.49% 33,644 0.50% 32,739 0.49% Other Consumer 61,184 1.59% 63,623 1.54% 60,376 1.45% Total 406,624$ 1.34% 419,344$ 1.35% 425,032$ 1.34% 3/31/2025 3/31/202612/31/2025 $407 $412 $415 $419 $425 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Allowance for Credit Losses on Loans (ACLL)1 7 ACLL Trends ($ in millions) 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) 1.34% 1.35% 1.34% 1.35% 1.34% 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 ACLL / Total Loans Our ACLL increased to $425 million in support of balance sheet growth, while ACLL / total loans decreased 1 bp to 1.34%

Credit Quality Trends 8 Total Delinquent Loans ($ in millions) Nonaccrual Loans ($ in millions) Total Criticized Loans ($ in millions) Net Charge Offs & Provision ($ in millions) $3 $14 $3 $3 $3 $44 $38 $49 $58 $85 $47 $52 $52 $61 $88 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Accruing Loans 30-89 Days PD $9 $13 $13 $2 $5 $13 $18 $16 $7 $11 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Total Net Charge Offs Provision for Credit Losses on Loans Accruing Loans 90+ Days PD $135 $113 $106 $100 $111 $740 $888 $1,125 $1,067 $1,066 $451 $467 $412 $310 $272 $1,325 $1,468 $1,643 $1,478 $1,449 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 $89 $90 $86 $85 $83 $32 $16 $7 $8 $8 $14 $7 $13 $7 $20 $135 $113 $106 $100 $111 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 CREConsumer Commercial & Business Lending Substandard AccruingSpecial Mention Nonaccrual Loans 1Q credit quality remained solid with decreasing criticized loans and NCOs / avg. loans (annualized) of 0.07%

High-Quality Commercial Real Estate Portfolio[1]


Total Loans by Segment
Consumer 34%
Com'l & Business Lending 43%
CRE 23%


CRE by State
Wisconsin 20%
Illinois 13%
Minnesota 8%
Other Midwest[2] 20%
Texas 13%
Other 26%


CRE by Property Type
Multi-Family 44%
Retail 8%
Office 10%
Industrial 24%
Other 14%

CRE Credit Quality

	1Q 25	2Q 25	3Q 25	4Q 25	1Q 26
Portfolio LTV	57%	57%	58%	57%	57%
Delinquencies[3]/Loans	0.03%	0.17%	0.19%	0.27%	0.45%
NALs/Loans	0.43%	0.22%	0.10%	0.12%	0.11%
ACLL/Loans	1.88%	1.77%	1.74%	1.70%	1.68%
NCOs/Avg. Loans[4]	0.05%	0.45%	0.49%	(0.01)%	(0.03)%

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.28%
Largest CRE Property Type (Multi-Family)	10.17%
CRE Office Loans	**2.35%**

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[5]	1.22x
2026 Remaining Maturities	$296 million
Central Business District vs. Suburban	~81% Suburban
Property Class Mix[6]	~51% Class A

[1] All updates as of or for the period ended March 31, 2026 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Accruing loans 30-89 days past due + accruing loans 90+ days past due.
[4] Calculated on an annualized basis. Negative value represents a net recovery.
[5] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.
[6] Property class mix determined by third-party vendor partner mapping of portfolio.

Associated Bank
9

High-Quality Consumer Loan Portfolio1 10 1 All data as of or for the period ended March 31, 2026 unless otherwise noted. 3/31/2026 % of Total Loans Residential Mortgage $6,728 21.2% Auto Finance $3,136 9.9% Home Equity $706 2.2% Credit Cards $195 0.6% Other $116 0.3% Total Consumer $10,881 34.2% Prime/Super Prime Consumer Loan Portfolio 789 783 794 792 Resi. Mortgage Auto Finance Home Equity Credit Cards Weighted Avg. Portfolio FICO Scores 87% 7% 6% Portfolio FICOs Prime (660-719) Super Prime (720+) Exceptions & Other Period End Consumer Loans ($ in millions)

Stable, Granular Deposit Portfolio 11 Associated Bank, N.A. Period End Deposits ($ in billions) Liquidity Sources ($ in millions) 26% 25% 25% 26% 26% 74% 75% 75% 74% 74% $35.2 $34.2 $34.9 $35.6 $35.8 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Total of Insured & Collateralized Deposits Total of Uninsured & Uncollateralized Deposits 12/31/2025 3/31/2026 Federal Reserve Balance $1,139.4 $915.7 FHLB Chicago Capacity $6,221.5 $5,574.2 Fed Discount Window Capacity $6,443.8 $6,506.8 Funding Available Within One Business Day1 $13,804.7 $12,996.7 Fed Funds Lines $1,846.0 $1,981.0 Brokered Deposits Capacity2 $823.1 $1,529.8 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Available Liquidity $17,473.7 $17,507.5 191% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Estimated availability based on the Corporation’s current internal funding considerations.

Interest Rate Risk Management1 12 Contractual Funding Obligations ($ in billions) Contractual Swaps Balances2 ($ in billions) Estimated NII Sensitivity Profile (%) 10.4 6.8 3.2 2.6 3.8 5.1 3.4 1.7 1.4 2.0 -14.9 -2.3 -1.0 -0.6 -1.4 -14.9 -4.4 -1.9 -1.5 -3.1 1Q 2022 1Q 2023 1Q 2024 1Q 2025 1Q 2026 Up 200 bps Up 100 bps Down 100 bps Down 200 bps (12-Month Ramp, Dynamic Forecast) $2.45 $2.45 $2.45 $1.93 $1.53 1Q 2026 2Q 2026 3Q 2026 4Q 2026 1Q 2027 ≤ 1 Yr. 1-3 Yrs. 3+ Yrs. Total Time Deposits $8.0 $0.1 $0.0 $8.1 Short-Term Funding $0.4 - - $0.4 FHLB Advances $3.2 $0.2 $0.0 $3.4 Other Long-Term Funding - - $0.6 $0.6 Total $11.6 $0.3 $0.6 $12.5 3.61%3.68%3.68%3.68% 3.56% Notional Balances Weighted Avg. Yield 1 All updates as of or for the period ended March 31, 2026 unless otherwise noted. 2 Includes $50 million of forward starting swaps. 3 In both the down 100 and down 200 for 1Q 2022, scenario rates are floored at zero. 3 We’ve taken proactive steps to reduce our asset sensitivity & protect NII in a falling rate environment

Cash & Investment Securities Portfolio 13 Period End Investment Securities ($ in billions) Period End Securities + Cash / Total Assets $4.8 $5.0 $5.2 $5.4 $5.5 $3.7 $3.7 $3.6 $3.6 $3.6 $0.2 $0.3 $0.3 $0.3 $0.3$8.7 $9.0 $9.1 $9.3 $9.4 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Held to MaturityAvailable for Sale Other Securities 20.1% 20.5% 20.5% 20.5% 20.6% 2.9% 2.9% 2.9% 3.8% 3.1% 23.0% 23.4% 23.4% 24.3% 23.7% 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Investment Securities / Total Assets Cash / Total Assets We continue to target securities + cash / total assets of 22% to 24% in 2026 We’ve continued to manage our cash & investment securities levels in proportion to broader balance sheet growth

Capital Profile 14 Regulatory Capital Ratios (%) Additional Capital Ratios (%) Per Common Share Data ($) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 10.11 10.68 12.75 10.47 11.01 13.02 CET1 Tier 1 Capital Total Capital 1Q 2025 1Q 2026 27.09 27.67 28.17 28.81 29.04 20.25 20.84 21.36 22.01 22.23 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Tangible Common Equity / Tangible Assets (TCE Ratio)1 Total Common Equity / Total Assets 10.37 10.43 10.51 10.58 10.54 7.96 8.06 8.18 8.29 8.27 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Tangible Book Value / Share1Book Value / Share We continue to target a CET1 range of 10% to 10.75% in 2026

Advancing our Growth Strategy

Continued & Sustainable Organic Growth Strategy 16 Growing Customer Households With a Best-in- Class Value Proposition Investing in Top Talent to Drive Sustained Commercial Growth Accelerating Growth in Major Metropolitan Markets in 2026 ▪ Improved product set ▪ Successful Mass Affluent program ▪ Enhanced marketing acquisition capabilities ▪ Continuous cadence of digital enhancements ▪ Increased relationship managers (RMs) by 44% from 4Q 2021 to 4Q 2025 ▪ Sharpened relationship focus ▪ Launched several new loan & deposit verticals ▪ Opened Kansas City office in 2025 ▪ American National acquisition provides entry into Omaha; deepens presence in Twin Cities ▪ Expect to increase marketing acquisition spend by >100% in Omaha & Twin Cities ▪ Expanding commercial team in Kansas City ▪ Expanding commercial presence in Dallas ▪ Advancing market share in Milwaukee & Chicago

Record Earnings in 2025 17 1 All figures shown as of and for the period ended December 31, 2025 unless otherwise noted. 2 Growth represents FY 2025 results as compared to FY 2024 results unless otherwise noted. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 4.7% Total Loan Growth 11.6% Total C&I Loan Growth 2.6% Total Deposit Growth 3.5% Core Customer Deposit Growth3 14.7% Net Interest Income Growth +25 bps Net Interest Margin Expansion $296M (N/M) Noninterest Income Growth $24M (+9.0%) Adj. Noninterest Income Growth3 +48 bps CET1 Ratio 4Q 2024 to 4Q 2025 0.12% NCOs / Average Loans 9.95% Return on Average Equity 13.63% Return on Average Tangible Common Equity3 ASB posted record annual net income available to common equity of $463 million in 2025 FY 2025 Highlights1,2

Strengthened Franchise with Growth Momentum 18 Bolstered Key Leadership Expanded Commercial Presence Enhanced Consumer Value Proposition Repositioned Balance Sheet Maintained Strong Risk Management Culture $7.7 $11.8 2020 2025 Period End C&I Loans ($ in billions) 32.2 21.8 2020 2025 Period End Res. Mortgage Loans / Total Loans (%) Net Interest Margin (%) 2.53 3.03 2020 2025 Net Charge Offs / Average Loans (%) 0.41 0.10 0.00 0.16 0.23 0.12 2020 2021 2022 2023 2024 2025 Efficiency Ratio (%) Return on Average Equity (%) 7.78 9.95 12.31 13.63 FY 2020 FY 2025 ROATCE1ROAE 59.66 56.29 63.20 56.01 FY 2020 FY 2025 Adjusted1Fully Tax-Equivalent 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Sustainable Customer Growth

We're attracting & deepening relationships with a best-in-class value proposition that continues to improve

- **Modern digital banking experience with improved UX, enhanced security & financial wellness tools**
- **Launched successful Mass Affluent strategy**
- **Added product benefits including Early Pay**
- **Improved marketing acquisition capabilities**
- **Nov. 2025: Launched upgraded Emerald Choice & Emerald Private Choice checking products**
- **Jan. 2026: Launched Automated Savings & Privacy Defender features in digital banking**

Customer Checking Household Growth Trend[1]



(1-3)%
0.0%
1.0%
1.4%
2016-2022
2023
2024
2025

[1] Total bank checking household growth includes consumer, business & private wealth households.

Associated Bank
19

Sustainable Commercial Growth

A multi-year expansion of our commercial team has positioned us to grow & take market share in key metros

Added top talent in key leadership roles

- Phillip Trier, EVP, Head of Corporate & Commercial Banking
- Neil Riegelman, SVP, Commercial Banking Segment Leader
- Michael Lebens, SVP, Commercial Banking Segment Leader
- Matthew Flynn, SVP, Commercial Banking Segment Leader
- Eric Lien, SVP, Director of TM Sales & Client Experience

Expanded capabilities

- Asset-Based Lending & Equipment Finance
- Specialty Deposit and Payment Solutions

Sharpened relationship focus

- Incentive plans adjusted to emphasize whole relationships
- Services include financing, employee benefits, treasury management, wealth management & capital markets

Opened Kansas City office in 2025

Increased RMs by 44% from 4Q 2021 to 4Q 2025

Period End Commercial Growth Trends

($ in billions)



80
99
96
115
115
$8.5
$9.8
$9.7
$10.6
$11.8
2021
2022
2023
2024
2025
Commercial & Industrial Loans
Commercial & Business RMs

Associated Bank
20

Milwaukee Chicago Total Deposits2 +12% +13% Commercial & Industrial Loans2 +13% +33% Consumer + Business CKG HHs3 +4% +11% Accelerating Growth in Major Metro Markets 21 1 Milwaukee & Chicago growth shown on an end of period basis as of and for the year ended December 31, 2025 as compared to results as of and for the year ended December 31, 2023 unless otherwise noted. 2 Market-level loan & deposit data based on organizational business unit reporting. 3 Market-level consumer & business checking household data based on Designated Market Area geographies as defined by Nielsen. Growth Market Opportunities in 2026Legacy Metro Market Growth 12/31/23 – 12/31/251 Twin Cities Expanding in 2026 Omaha New in 2026 Kansas City New in 2025; Expanding in 2026 Dallas Expanding in 2026

Expected 2026 Metro Market Investments & Outcomes1 22 (1-3)% 0.0% 1.0% 1.4% 2.0% 2.5% 2023 2024 2025 2026E 2027E >100% Marketing Acquisition Spend Increase in Twin Cities & Omaha in 2026 (>25% increase across all markets) +10% Commercial & Business Relationship Managers in 20263 (+11 FTE) +$0.8 +$1.2 +$1.2 96 115 115 126 2023 2024 2025 2026E 2027E Organic Metro Market Consumer & Business CKG HH Growth Expected to Accelerate… 2025 2026E 2027E Twin Cities +1% +3% +3% Omaha - - +4-5% Milwaukee +2% +2-3% +2-3% Chicago +5% +5% +5% Commercial Growth Opportunities in Major Markets… Comm’l & Business RMsPeriod End C&I Loans ($B) …Driving Improved Organic Total Bank CKG HH Growth2 …Expected to Drive Continued Total Bank C&I Growth3 Twin Cities +5 RMs Kansas City +2 RMs Dallas +4 RMs Chicago Milwaukee Continued RM investment & sustained growth 2016-2022 St. Louis 1 Expected investments & growth for the years ended December 31, 2026 and December 31, 2027 as compared to the previous fiscal year ended December 31. 2 Total bank checking household growth includes consumer, business & private wealth households. 3 Commercial RM & balance growth excludes any impact from the acquisition of American National Corporation.

Accelerating our Growth Trend

1Q 2026 results reflect growth trend, with several YTD investments expected to drive additional momentum in 2026-27

Accelerating Growth

+2.2%
Annualized Customer CKG HH Growth 1Q26 vs. 4Q25

+4.6%
Period End C&I Loan Growth 1Q26 vs. 4Q25

4/1/2026
Completed Acquisition of American National Corporation

YTD Investments for Sustained Growth[1]

- Marketing acquisition spend up 23% in 1Q26 vs. 1Q25[2]
- Expanded Kansas City C&I team
- Launched new Franchise Banking vertical
- Hired new Director of Private Banking, Major Metro Markets
- Launched Dallas C&I team
- Two new product launches already impacting results

[1] YTD updates as of April 23, 2026.
[2] Marketing acquisition spend defined as business development & advertising expense.

Associated Bank 23

24 October 2026 Expected conversion of systems & branches 12/1/2025 Announced agreement to acquire ANC American National Corporation (ANC) Integration on Track Partnership expected to complement & accelerate our organic growth strategy 3/12/2026 Regulatory approvals received 4/1/2026 Close of transaction Early April 2026 40+ ASB leaders in Omaha for integration Early April 2026 Colleague decisioning completed 2Q 2026 Purchase accounting adjustments finalized Expanded Presence in Strategic Growth Markets Financially Attractive Partnership Strong Cultural Alignment

Dynamic Franchise[1]



Minneapolis / St. Paul
#10
MN
SD
WI
Green Bay
#1
Madison
#2
Milwaukee
#4
IA
NE
Omaha
#2
Chicago
#17
IL
MO
St. Louis
#20
Legacy ASB Branches (184)
Branches Acquired in ANC Merger (33)
MSA Deposit Market Share Rank[1]

American National Acquisition Strengthens Midwest Footprint…

- Top 10 deposit market share ranking in Green Bay, Madison, Omaha, Milwaukee, & Minneapolis / St. Paul MSAs[1]
- Partnership enhances Midwest scale, with 76% of deposits in the 10 largest Upper Midwest MSAs[1]

…Enhances Client Base & Supports Relationship Banking Model…

- Adds 79K+ customer deposit accounts to ASB
- Commercial approach focused on middle-market & family-owned businesses
- Auto business is complementary to ASB, with 25+ years of experience & super prime Midwestern focus

…and Supports Strong Deposit Funding & Liquidity Profile

- American National's deposit base is high-quality & low-cost, with average tenure greater than 21 years for the top 20 accounts
- American National's liquidity profile is conservative with 82% loan-to-deposit ratio as of 9/30/2025

[1] Based on FDIC Summary of Deposits data as of 6/30/2025. Data sourced from S&P Capital IQ Pro. 10 largest Upper Midwest MSAs defined by total market deposits and includes MSAs in WI, MN, NE, IA, IL, ND & SD (excluding Sioux Falls, which houses a large concentration of corporate deposits).

Associated Bank
25

26 CRE Lending ✓ Comprehensive due diligence across all 12 functional areas conducted by Associated teammates and outside advisors ✓ Integration planning top of mind since the start of due diligence, ensuring a clear and well-informed roadmap for seamless integration ✓ Cost savings assumptions supported by extensive review of expense structure Rigorous Due Diligence & Integration Planning Process Due Diligence Focus Areas ✓ Extensive loan portfolio review completed ✓ ANC’s underwriting culture and practices are aligned with ASB’s ✓ ANC’s super prime auto lending business has a 25-year track-record with strong risk-adjusted returns ✓ ANC partnership reinforces ASB’s long-standing focus on prudent risk management Highly Aligned Cultures of Credit & Risk Management ✓ Shared community banking values and client-first focus ensure smooth cultural and operational integration ✓ Similar operating models, client segmentation and strategic values minimize execution risk ✓ Integration plan tailored to ANC deal by dozens of ASB colleagues involved in leading previous, successful integrations Partnership Driven by Shared Values ASB’s approach to M&A is aligned with a disciplined growth strategy & prudent risk appetite Consumer & Business Banking Commercial Banking & Treasury Management Auto Lending Credit Accounting Tax Human Resources IT & Operations Risk & Compliance Legal Facilities Associated’s Disciplined Approach to M&A

Twin Cities 165-Year Foundation in Wisconsin…Accelerating Household, Deposit and C&I Growth in Major Metro Markets 27 ASB Branch Footprint States1 Strategic Major Metro Growth Markets 1 As of April 1, 2026. Milwaukee Chicago Omaha St. Louis Kansas City Dallas/Ft. Worth Driving Growth in Legacy Metros Expanding in Strategic Growth Markets Milwaukee Chicago Twin Cities Omaha Kansas City Dallas/Ft. Worth Expanding in 2026 New in 2026 New in 2025 Expanded in 2026 Expanding in 2026 St. Louis First MO branch in 2025

Improving Return Profile Through Balance Sheet Remix[1]

Our efforts to remix the balance sheet with relationship-focused growth are delivering stronger profitability

Assets

Growing higher-yielding, relationship asset classes to decrease reliance on lower-yielding, low-relationship value asset classes

↑ Relationship Commercial

Residential Mortgage ↓

- Expanded Commercial & Business RMs by 47% since 12/31/2021
- Increased commercial & industrial loans by $3.9 billion vs. 12/31/2021 (+46%)
- Exited TPO mortgage business in 1Q23
- Sold $969 million in mortgage loans & pivoted to "originate to sell" model in 4Q23
- Sold $723 million in mortgage loans in 4Q24
- Launched new Kansas City C&I office in 2025, expanded team in 2026
- Launched new Dallas C&I office in April 2026
- Launched new Franchise Banking vertical in April 2026
- Expect to increase Commercial & Business RMs by another 10% in 2026[3]

Liabilities

Attracting & deepening customer relationships to decrease reliance on wholesale & network funding sources

↑ Core Customer Deposits[2]

Wholesale Funding Sources ↓

- Shifted to balanced RM scorecard to deepen Commercial relationships
- Modernized digital banking experience
- Quarterly upgrades to products & services
- Launched successful Mass Affluent strategy
- Repaid $849 million of FHLB advances in 4Q23 & an add'l $600 million in 4Q24
- Added new Specialty Deposit & Payment Solutions vertical in 4Q24
- Annualized customer checking household growth of +2.2% in 1Q26
- ANC acquisition provides entry in Omaha; deepens presence in Twin Cities
- Expect to increase marketing acquisition spend by > 25% in 2026

[1] All updates as of or for the period ended March 31, 2026 unless otherwise noted.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.
[3] Excludes any impact from the acquisition of American National Corporation.

Associated Bank

28

FY 2026 Outlook1 29 Total Loans Up 17% to 19% Total C&I Loans Up 20% to 22% Total Deposits Up 17% to 19% Core Customer Deposits2 Up 19% to 21% Net Interest Income Updating with 2Q 2026 Earnings Noninterest Income Up 8% to 10% Noninterest Expense Updating with 2Q 2026 Earnings Effective Tax Rate 19% to 21% CET1 Capital Ratio 10% to 10.75% 1 Projections are on an end of period basis as of and for the year ended 12/31/2026 as compared to Associated Banc-Corp standalone 2025 results as of 12/31/2025 unless otherwise noted. 2 Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits. We have not provided a reconciliation of the projection for core customer deposits to the projection for total deposits due to the low visibility and unpredictability of the components of total deposits necessary for such reconciliation. + ASB + American National Combined

Appendix Monroe Office – Chicago, IL

$1.8 $1.8 $1.9 $2.1 $1.9 $4.3 $4.1 $3.9 $4.0 $3.5 $3.8 $3.7 $4.0 $4.1 $4.2 $6.1 $6.0 $5.9 $5.9 $6.1 $5.2 $5.2 $5.3 $5.4 $5.5 $8.0 $7.7 $7.9 $8.1 $7.9 $5.6 $5.6 $5.8 $6.1 $6.0 $34.8 $34.2 $34.7 $35.6 $35.2 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Quarterly Deposit & Funding Trends 31 Average Quarterly Deposits ($ in billions) Period End Funding Change 12/31/25 to 3/31/26 ($ in millions) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Customer CDs Savings Money Market Network Trans. Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs $(408) $(232) $85 $154 $(2) $49 $141 $189 $443 Noninterest-Bearing Demand Savings Other Wholesale Funding FHLB Advances Network Transaction Deposits Core Customer Deposits1 +$820 (+3%) Wholesale Funding Sources $(401) (-4%) Total Deposits +$179 (+1%) Customer CDs Interest-Bearing Demand Money Market Brokered CDs Seasonal inflows during 1Q helped drive strong period end deposit trends and a 4% decrease in wholesale funding

Net Interest Income & Net Interest Margin Trends 32 ($ in millions) $286 $300 $305 $310 $307 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 3.04% 2.97% 3.06% 3.03% Quarterly Net Interest Income Quarterly Net Interest Margin 3.04% 1Q net interest income increased $21 million from the same period a year ago, while NIM increased by 6 bps over the same period

$22 $23 $25 $26 $25 $13 $13 $14 $14 $14 $10 $11 $12 $13 $12 $4 $6 $11 $11 $7 $4 $4 $4 $3 $6 $5 $10 $15 $12 $12 $59 $67 $81 $79 $76 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Quarterly Noninterest Income Trends 33 1 Wealth Mgmt. Fees Capital Markets, net Other2 Mortgage Banking, net Service Charges & Deposit Account Fees Card-Based Fees 1 1Q 2025 GAAP noninterest income includes a $7 million pre-tax loss on a mortgage portfolio sale, primarily driven by the FAS91 impact of the mortgage portfolio sale announced in 4Q 2024 and settled in 1Q 2025. 2 Other is comprised of other fee-based revenue, bank and corporate owned life insurance, asset gains (losses), net, investment securities gains (losses), net, and other noninterest income. Capital Markets, Net ($ in millions) $30 $25 $22 $32 $7 FY 2022 FY 2023 FY 2024 FY 2025 1Q 2026 $84 $83 $93 $97 $25 FY 2022 FY 2023 FY 2024 FY 2025 1Q 2026 1Q26 noninterest income was materially higher vs. 1Q25, with strong growth in wealth, capital markets & other fee categories Wealth Management Fees ($ in millions)Total Quarterly Noninterest Income ($ in millions)

Quarterly Noninterest Expense Trends 34 Total Quarterly Noninterest Expense ($ in millions) Efficiency Ratio (%) $124 $127 $136 $135 $135 $27 $27 $29 $29 $30 $15 $13 $13 $14 $14 $10 $10 $10 $7 $9 $34 $33 $29 $34 $31 $211 $209 $216 $219 $219 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Personnel Other1 Technology FDIC AssessmentOccupancy Adjusted Efficiency Ratio2Fully Tax-Equivalent Efficiency Ratio 59.7 55.8 54.8 55.2 56.0 58.6 55.8 54.8 55.2 55.8 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 1 Other is comprised of business development & advertising, equipment, legal & professional, loan & foreclosure costs, other intangible amortization & other noninterest expenses. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Total noninterest expense decreased slightly from the prior quarter & increased 4% vs. the same period a year ago

Reconciliation & Definitions of Non-GAAP Items

Period End Core Customer Deposits Reconciliation ($ in thousands)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Total deposits	$35,731,765	$35,552,608	$34,881,853	$34,147,565	$35,196,713	$34,648,434
Less: Network transaction deposits	1,746,518	2,154,995	2,013,964	1,792,362	1,882,930	1,758,388
Less: Brokered CDs	3,562,752	3,795,133	3,956,517	4,072,048	4,197,512	4,276,309
Core customer deposits	$30,422,495	$29,602,480	$28,911,371	$28,283,155	$29,116,271	$28,613,737

Tangible Common Equity & Tangible Assets Reconciliation ($ in thousands)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Common equity	$4,803,760	$4,781,235	$4,674,186	$4,586,669	$4,492,446
Less: Goodwill and other intangible assets, net	1,125,639	1,127,842	1,130,044	1,132,247	1,134,450
Tangible common equity for TCE Ratio and TBV / share	$3,678,121	$3,653,393	$3,544,142	$3,454,422	$3,357,996
Total assets	$45,593,740	$45,202,596	$44,455,863	$43,993,729	$43,309,136
Less: Goodwill and other intangible assets, net	1,125,639	1,127,842	1,130,044	1,132,247	1,134,450
Tangible assets for TCE Ratio	$44,468,101	$44,074,754	$43,325,819	$42,861,482	$42,174,686

Nonrecurring Item Noninterest Income Reconciliation ($ in thousands)	YTD Dec 2025	YTD Dec 2024
GAAP noninterest income (loss)	$286,400	$(9,407)
Less: Loss on mortgage portfolio sale[1]	(6,976)	(130,406)
Less: Net loss on sale of investments[1]	-	(148,183)
Noninterest income, excluding nonrecurring items	$293,376	$269,182

Return on Average Tangible Common Equity (ROATCE) Reconciliation ($ in thousands)	YTD Dec 2025	YTD Dec 2020[2]
Net income (loss) available to common equity	$463,277	$288,413
Other intangible amortization, net of tax	6,608	7,644
Adjusted net income (loss) available to common equity for ROATCE	$469,885	$296,057
Average common equity	$4,579,765	$3,633,259
Less: Average goodwill and other intangible assets, net	1,132,392	$1,227,561
Average tangible common equity for ROATCE	$3,447,373	$2,405,698
Return on average tangible common equity (ROATCE)	13.63%	12.31%

[1] These items classified as nonrecurring items are the result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2024.
[2] Prior period has been adjusted to conform with current presentation.

Associated Bank

35

Reconciliation & Definitions of Non-GAAP Items

Non-GAAP Efficiency Ratios Reconciliation ($ in thousands)	YTD Dec 2025	YTD Dec 2020[1]	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Total expense for efficiency ratios reconciliation							
Noninterest expense	$855,639	$776,034	$219,163	$219,466	$216,202	$209,352	$210,619
Less: Other intangible amortization	8,811	10,192	2,203	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	846,828	765,842	216,960	217,263	213,999	207,149	208,416
Less: Announced initiatives[2,3]	-	59,917	-	-	-	-	-
Less: Acquisition costs[4]	252	2,447	1,007	252	-	-	-
Total expense for adjusted efficiency ratio	$846,576	$703,478	$215,953	$217,011	$213,999	$207,149	$208,416
Total revenue for efficiency ratios reconciliation							
Net interest income	$1,201,145	$762,957	$307,190	$309,981	$305,222	$300,000	$285,941
Noninterest income	286,400	514,056	75,857	79,384	81,265	66,977	58,776
Less: Investment securities (losses) gains, net	49	9,222	(28)	37	1	7	4
Fully tax-equivalent adjustment	16,899	15,959	4,139	4,196	4,222	4,228	4,254
Total revenue for fully tax-equivalent efficiency ratio	1,504,395	1,283,750	387,214	393,524	390,708	371,198	348,968
Less: Announced initiatives[2,3]	(6,976)	170,736	-	-	-	-	(6,976)
Total revenue for adjusted efficiency ratio	$1,511,371	$1,113,014	$387,214	$393,524	$390,708	$371,198	$355,943

[1] Prior period has been adjusted to conform with current presentation.

[2] 2020 announced initiatives impacting noninterest expense consisted of cost saving efforts that were executed during 3Q 2020. These initiatives included a $44.7 million loss on prepayment of FHLB advances, $9.6 million in severance, and $5.6 million in write-downs related to branch sales and lease breakage related to announced branch consolidations. 2020 announced initiatives impacting noninterest income consisted of a $163.3 million asset gain related to the sale of Associated Benefits and Risk Consulting, the Corporation's insurance division which was sold in June 2020, as well as a gain on sale of branches totaling $7.4 million, which occurred in 4Q 2020.

[3] 2025 announced initiatives include the loss on mortgage portfolio sale and loss on prepayment of FHLB advances as a result of the balance sheet repositioning that the Corporation announced in 4Q 2024. The net loss on the sale of investments is already excluded from noninterest income within the efficiency ratio.

[4] During 4Q 2025, the Corporation entered into a definitive agreement to acquire American National Corporation. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs. During 1Q 2020, the Corporation finalized the acquisition of First Staunton. These costs, incurred in connection with the acquisition, represent nonrecurring costs.

Associated Bank

36